Consent of Independent Registered Public Accounting Firm
The Board of Directors and Shareholder
Nationwide Life Insurance Company:
We consent to the use of our reports included (incorporated by reference) herein on Nationwide Variable Account-II and Nationwide Life Insurance Company and subsidiaries, dated dated March 16, 2016 and February 23, 2016, respectively,. We also consent to the reference to our firm under the heading "Independent Registered Public Accounting Firm" in the Statement of Additional Information on Form N-4 (File No. 333-182494).
/s/ KPMG LLP
Columbus, Ohio
February 9, 2017
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